UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: February 6, 2006

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed on our Form 8-K filed with the Securities and Exchange Commission on March 29, 2005, on March 23, 2005, the Compensation Committee of our Board of Directors approved and adopted a list of corporate goals, the accomplishment of which would be used to determine the amount of any management bonuses to be paid with respect to the 2005 fiscal year. These goals are weighted and based on internal targets in three main categories: product advancement opportunities, which are weighted 55%, financial position targets, which are weighted 30%, and general corporate goals, which are weighted 15%. For the 2005 fiscal year, the target bonus payment for our executive officers at the senior vice president level and above was 25% of their base salaries and for executive officers at the vice president level was 20% of their base salaries. The Compensation Committee, however, had the authority and discretion to increase or decrease the actual bonus amounts based on its review of each individual’s performance and achievement of corporate goals.

On February 6, 2006, our Compensation Committee determined and approved the amount of management bonuses to be paid to our executive officers for their service during the 2005 fiscal year. The approved management bonus amounts for our named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) are as set forth on Exhibit 10.61. Exhibit 10.61 is incorporated herein by reference. Differences between the target bonus payment amount and the actual bonus payment amount reflect the Compensation Committee’s determinations after its review of each individual’s performance and achievement of corporate goals.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.61	Nuvelo, Inc. Management Bonus Amounts for Named Executive Officers for the 2005 Fiscal Year

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President and General Counsel

Dated: February 9, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.61	Nuvelo, Inc. Management Bonus Amounts for Named Executive Officers for the 2005 Fiscal Year